UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2026

Insight Molecular Diagnostics Inc.

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 International Plaza Dr., Suite 510

Nashville, Tennessee 37217

(Address of principal executive offices) (Zip code)

(615) 255-8880

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	IMDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2026, Insight Molecular Diagnostics Inc. (the “Company”) entered into a Specimen Collection Agreement (the “Agreement”) with Quest Diagnostics Incorporated (“Quest Diagnostics”). Pursuant to the Agreement, Quest Diagnostics will provide certain specimen collection-related services related to specimens upon which Provider will perform a GraftAssureCore™ test, a blood test designed to measure donor-derived cell free DNA (dd-cfDNA) using a novel PCR-based measurement platform, for potential patient registrants. The Agreement provides for certain fees to be paid to Quest for services rendered.

In addition, each of the Company and Quest Diagnostics agree that, for a specified period, the parties will use commercially reasonable efforts to negotiate, in good faith, certain additional rights to the GraftAssure technology.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Agreement, a copy of which the Company intends to file as an exhibit to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHT MOLECULAR DIAGNOSTICS INC.

Date: February 26, 2026	By:	/s/ Peter Hong
Peter Hong
Vice President, General Counsel